UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2012

CEREPLAST, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34689	91-2154289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 N. Continental, Suite 100, El Segundo California 90245

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (310) 615-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 24, 2012, Paul Pelosi, Jr., age 43, was appointed as Director of Cereplast, Inc. (the “Company”). Mr. Pelosi has 16 years experience in advising emerging and Fortune 500 companies in the areas of finance, infrastructure, sustainability and public policy. Mr. Pelosi is a founding member of Cisco Connected Urban Development and under the direction of Cisco CEO John Chambers, Mr. Pelosi worked with San Francisco, Birmingham, Amsterdam, Hamburg, Lisbon, Madrid and Seoul to attempt to demonstrate how network connectivity might reduce carbon emissions in urban environments. In 2003, Mr. Pelosi was appointed by San Francisco Mayor Willie Brown to the city’s Commission on the Environment. Mr. Pelosi served as President of the Commission. During his tenure, San Francisco implemented energy efficiency programs, created programs that increased residential and commercial recycling as well as, reduced San Francisco’s carbon emissions, and became the first municipality to implement a ban on plastic bags. Mr. Pelosi is also Advisor to the Director at NASA Ames Research Center where he assists in developing and implementing programs and policies in the areas of sustainability development plans, recycling, environmental clean-up and bio-fuel utilization. Mr. Pelosi also serves on the Advisory board of Airpatrol Corporation, a company that develops wireless security management solutions that protects information technology infrastructure, including corporate wired and wireless network infrastructure from all wireless originated threats.

Since October 2011, Mr. Pelosi has served as Director of Corporate Development at Petrus Capital Partners, LLC. Mr. Pelosi also served as Director of Investment Banking and M&A at WR Hambrecht from March 2009 through September 2011. Mr. Pelosi served as Senior Vice President of Business Development at InfoUSA, from February 2007 through March 2009. From January 2003 through January 2007, Mr. Pelosi was Manager and Originator in the New Construction Division at Bank of America Countrywide.

Mr. Pelosi received a BA in History in 1991, and a JD/MBA with a specialization in International Business in 1995 from Georgetown University.

The Company believes that Mr. Pelosi’s background and experience in the areas of energy efficiency and sustainability make him qualified to serve on the Company’s Board of Directors.

There is no family relationship between Mr. Pelosi and any of the Company’s directors or executive officers. Also, there is no arrangement or understanding between Mr. Pelosi and any other person pursuant to which he was selected to serve as a director of the Company.

On February 21, 2012, Petros G. Kitsos resigned as a Director of the Company. There were no disagreements relating to the Company’s operation, policies or practices between the Company and Mr. Kitsos that led to his resignation. The Company provided Mr. Kitsos with a copy of the disclosures it is making in response to Item 5.02 on this Form 8-K, and has requested that he furnish the Company with a letter stating whether he agrees or disagrees with the above statements. A copy of the letter, dated February 21, 2012, is filed as Exhibit 17.1 to this Current Report on Form 8-K.

Item 9.01 Exhibits

99.1 Press Release dated February 27, 2012

17.1 Letter from Petros Kitsos dated February 21, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 27, 2012

CEREPLAST, INC.

/s/ Frederic Scheer
Frederic Scheer
Chief Executive Officer